SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2011

TRAILER BRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10405 New Berlin Road East Jacksonville, Florida		32226
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904) 751-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2011, Trailer Bridge, Inc. (the “Company”) entered into an Instrument of Resignation, Appointment and Acceptance by and among the Company, Wells Fargo, National Association, Deutsche Bank Trust Company Americas and Corporation Service Company (the “Agreement”). The Agreement provides that Deutsche Bank Trust Company Americas is appointed as the indenture trustee for the Company’s $82,500,000 9.25% Senior Secured Notes which become due in November 2011. Deutsche Bank Trust Company Americas replaces Wells Fargo, National Association who resigned as indenture trustee.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2011, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer meets the requirement that listed securities maintain a minimum bid price of $1.00 per share in accordance with Nasdaq Marketplace Rule 5450(a)(1). This notification has no immediate effect on the listing of the Company’s common stock.

The notification letter states that the Nasdaq listing rules provide the Company a compliance period of 180 calendar days, or until April 3, 2012, in which to regain compliance. If at any time during this 180 day period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Company will have regained compliance.

The notification letter also states that, in the event the Company does not regain compliance, the Company may be eligible for additional time. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq initial listing standards, with the exception of the minimum bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company meets these requirements, Nasdaq will inform the Company whether it has been granted additional time. However, if it appears to Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide the Company with notice that its securities will be subject to delisting.

As previously disclosed by the Company, on August 18, 2011, the Company received a letter from Nasdaq stating that the Company’s market value of publicly held shares was below the minimum $15,000,000 requirement for continued inclusion on The Nasdaq Global Market under Listing Rule 5450(b)(3)(C). The Company has until February 14, 2012 to regain compliance with Listing Rule 5450(b)(3)(C).

The Company will continue to monitor the market value and closing bid prices of its common stock and consider various options available to it if its common stock does not trade at a level that is likely to regain compliance.

Item 9.01(d).	Financial Statements and Exhibits.

10.1	Instrument of Resignation, Appointment and Acceptance by and among Trailer Bridge, Inc., Wells Fargo, National Association, Deutsche Bank Trust Company Americas and Corporation Service Company dated October 7, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.

Date: October 7, 2011	By:	/s/ William G. Gotimer, Jr.
William G. Gotimer, Jr.
Executive Vice President and General Counsel

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